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              [LETTERHEAD OF HOUSLEY KANTARIAN & BRONSTEIN, P.C.]


                               November 25, 1998

Board of Directors
1st State Bank
445 South Main Street
Burlington, North Carolina  27215

Ladies and Gentlemen:

        We hereby consent to the references to our firm in the Prospectus, which is a part of the Registration Statement on Form S-1 and Application to Convert a Mutual Savings Bank into a Stock Owned Savings Bank, under the headings "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Tax Effects," "Legal Matters" and "Tax Opinions."


                                      Very truly yours,

                                      HOUSLEY KANTARIAN & BRONSTEIN, P.C.

                                      By: /s/ Gary R. Bronstein
                                         --------------------------------
                                         Gary R. Bronstein